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                                                                Exhibit 10.21


                                                            November 11, 1992



                               LICENSE AGREEMENT

        This Agreement, dated this 23rd day of November, 1992, is between The Johns Hopkins University, a corporation of the State of Maryland, having a principal place of business at 720 Rutland Avenue, Baltimore, MD 21205 (hereinafter referred to as "JHU") and Avigen, Inc., a Delaware corporation (hereinafter the "Company"), having an initial address in care of The Castle Group Ltd., 375 Park Avenue, Suite 150, New York, New York, 10152.

                                  WITNESSETH:

        WHEREAS, as a center for research and education, JHU is interested in licensing PATENT RIGHTS (hereinafter defined) in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new methods, but is without capacity to commercially develop, manufacture and distribute any such products or methods; and

        WHEREAS, a valuable invention entitled "Method for the Inhibition and Prevention of Viral Replication Using Fusions of a Virus Protein and a Destructive Enzyme" (JHU Ref. DM-9363), U.S. Patent Application Serial No. 07/635,196 filed on January 2, 1991, International PCT Application Serial No. PCT/US92/00014 was developed during the course of research conducted by Drs. Jef D. Boeke and Georges Natsoulis (all hereinafter, "Inventors"); and

        WHEREAS, JHU has acquired through assignment all rights, title and interest, with the exception of certain retained rights by the United States government, in said valuable invention; and

        WHEREAS, Company desires to commercially develop, manufacture, use and distribute such products and processes throughout the world;




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        NOW, THEREFORE, in consideration of the foregoing premises and the following mutual covenants, and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:


                            ARTICLE 1 - DEFINITIONS

        1.1 "PATENT RIGHTS" shall mean the U.S. patent application Serial No. 07/635,196 filed on January 2, 1991, and assigned to JHU entitled "Method for the Inhibition and Prevention of Viral Replication Using Fusions of a Virus Protein and a Destructive Enzyme: (hereinafter the "PATENT APPLICATION") and the invention disclosed and claimed therein, patent applications directed to IMPROVEMENTS as defined in Paragraph 1.2, and all continuations, continuations-in-part, divisions, and reissues based thereof, and any corresponding foreign patent applications, and any patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered thereon.

        1.2 "IMPROVEMENTS" means any improvements to the "Method for the Inhibition and Prevention of Viral Replication Using Fusions of a Virus Protein and a Destructive Enzyme" covered in the PATENT APPLICATION made over the next three (3) years by Dr. Jef Boeke and/or Dr. Georges Natsoulis, with students and employees in Dr. Boeke's JHU laboratory who have signed the attached Invention Agreement (Attachment A); all while employees or students of JHU.

        1.3 "LICENSED PRODUCT(S)" means any material, composition, drug, transducing particle, or other product, the manufacture, use or sale of which would constitute, but for the license granted to the Company pursuant to this Agreement, an infringement of a claim of PATENT RIGHTS (infringement shall include, but is not limited to, direct, contributory, or inducement to infringe).

        1.4 "LICENSED SERVICE(S)" means the performance on behalf of a third party of any method including the procedure of transducing a patient's cells (and associated handling and modification of such cells) or the manufacture of any product or the use of any product or composition which would constitute, but for the license granted to the Company pursuant to this Agreement, an infringement of a claim of the PATENT RIGHTS, (infringement shall include, but not be limited to, direct, contributory

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or inducement to infringe).

        1.5 "NET SALES", subject to paragraph 4.9, below, shall mean gross sales revenues and fees received by Company, AFFILIATED COMPANY and Company's sublicensees from the sale of LICENSED PRODUCT(S) less trade discounts allowed, refunds, returns and recalls, and sales taxes. In the event that Company, AFFILIATED COMPANY or Company's sublicensee sells a LICENSED PRODUCT(S) in combination with other ingredients or substances or as part of a kit, the NET SALES for purposes of royalty payments shall be based on the sales revenues and fees received from the entire combination or kit.

        1.6 "NET SERVICE REVENUES", subject to Paragraph 4.9, below, shall mean actual billings for the performance of LICENSED SERVICE less sales and/or use taxes imposed upon and with specific reference to the LICENSED SERVICE.

        1.7 "AFFILIATED COMPANY" or "AFFILIATED COMPANIES" shall mean any corporation, company, partnership, joint venture or other entity which controls, is controlled by or is under common control with the Company. For purposes of this Paragraph 1.7, control shall mean the direct or indirect ownership of at least fifty percent (50%).

        1.8 "EXCLUSIVE LICENSE" shall mean a grant by JHU to Company of its entire right and interest in the PATENT RIGHTS, subject to rights retained by the United States government in accordance with P.L. 96-517, as amended by P.L. 98-620, and subject to the retained right of JHU to make, have made, provide and use for its and The Johns Hopkins Health Systems' non-profit purposes LICENSED PRODUCT(S) and LICENSED SERVICES.

        1.9. "CTVI PROJECT" shall be an ongoing research and development project at Company to develop and commercialize LICENSED PRODUCT(S) and LICENSED SERVICE(S).

        1.10 "EFFECTIVE DATE" of this License Agreement shall mean the date the last party hereto has executed this Agreement.


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                                       4

                              ARTICLE 2 -- GRANTS


        2.1 Subject to the terms and conditions of this Agreement, JHU hereby grants to the Company an EXCLUSIVE LICENSE to make, have made, use, and sell the LICENSED PRODUCT(S) and to provide the LICENSED SERVICE(S) in the United States and worldwide under the PATENT RIGHTS.

        2.2 Company may sublicense others under this Agreement and shall provide a copy of each such sublicense agreement to JHU promptly after it is executed. Each sublicense shall be consistent with the terms of this Agreement.


        2.3 Company shall have the right to extend its license rights granted under Paragraph 2.1 to its AFFILIATED COMPANIES; however, such AFFILIATED COMPANIES must agree in writing to be bound by the terms of this Agreement with a copy of such agreement promptly sent to JHU after it is executed.



                        ARTICLE 3 -- PATENT INFRINGEMENT


        3.1 Each party will notify the other promptly in writing when any infringement by another is uncovered or suspected.

        3.2 Company shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof, and shall at all times keep JHU informed as to the status thereof. Company may, in its sole judgment and at its own expense, institute suit against any such infringer or alleged infringer and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account, any damages, awards or settlements resulting therefrom, subject to Paragraph 3.4. This right to sue for infringement shall not be used in an arbitrary or capricious manner, JHU shall reasonably cooperate in any such litigation at Company's expense.


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        3.3  If the Company elects not to enforce any patent within the PATENT
RIGHTS, then it shall so notify JHU in writing within six (6) months of receiving notice that an infringement exists, and JHU may, in its sole judgment and at its own expense, take steps to enforce any patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom.

        3.4 Any recovery by Company under Paragraph 3.2 shall be deemed to reflect loss of commercial sales, and Company shall pay to JHU fifteen percent (15%) of the recovery net of all reasonable costs and expenses associated with each suit or settlement. If the cost and expenses exceed the recovery, then one-half (1/2) of the excess shall be credited against royalties payable by Company to JHU hereunder in connection with sales in the country of such legal proceedings, provided, however, that any such credit under this Paragraph 3.4 shall not exceed fifty percent (50%) of the royalties otherwise payable to JHU with regard to sales in the country of such action in any one calendar year, with any excess credit being carried forward to future calendar years.


           ARTICLE 4 - PAYMENTS, ROYALTY, RESEARCH SUPPORT AND EQUITY

        4.1 On or before November 15, 1992, Company shall reimburse JHU for past patent expenses in the amount of eighteen thousand eight hundred sixteen dollars and eighty cents ($18,816.80). Company will reimburse JHU for JHU's future reasonable costs associated with preparing, filing, maintaining and prosecuting PATENT RIGHTS. Company shall directly reimburse JHU within thirty
(30) days of receipt of each invoice.

        4.2 The Company shall pay to JHU within thirty (30) days of the EFFECTIVE DATE of this Agreement, the nonrefundable sum of Five Thousand Dollars ($5,000) and by November 15, 1992 the nonrefundable sum of Forty-five Thousand Dollars ($45,000). This payment is nonrefundable and shall not be credited against royalties or other fees.

        4.3 The Company shall pay to JHU the following payments (not creditable against earned royalty) within thirty (30) days of the events indicated below:

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        a.      Twenty Five Thousand dollar ($25,000) payments at the completion of each phase 1, 2 and 3 clinical trials for each indication of LICENSED PRODUCT(S) and LICENSED SERVICE(S).

        b. Two Hundred Thousand dollar ($200,000) lump sum payment upon issuance of an NDA or PLA for each indication of LICENSED PRODUCT(S) and LICENSED SERVICES(S).

        4.4 The Company shall pay to JHU a Five Thousand dollar ($5,000) annual maintenance fee due within thirty (30) days of each anniversary of the EFFECTIVE DATE of this Agreement.

        4.5 The Company shall pay to JHU, as a running royalty, for each LICENSED PRODUCT sold, and for each LICENSED SERVICE provided, by the Company, AFFILIATED COMPANIES and Company's Sublicensees, four percent (4%) of NET SALES and NET SERVICES for the term of this Agreement. Such payments shall be made quarterly as provided in Paragraph 4.7.

        4.6 Company shall issue shares of common stock of Company to JHU equal to four percent (4%) of the outstanding common and preferred shares of Company (assuming the exercise of all options and conversion of all convertible securities) outstanding as of the completion of the Regulation D-Private Offering (herein "Private Offering"). The above cited stock shall be issued in the following names: seventeen and one half percent (17 1/2%) to Jef D. Boeke; seventeen and one half percent (17 1/2%) to Georges Natsoulis and remaining sixty five percent (65%) to The Johns Hopkins University. Company shall place the above cited stock in escrow, with an escrow agent approved by JHU, and release it to JHU according to the following schedule: one quarter of such amount released to JHU within (30) days from the EFFECTIVE DATE of this License Agreement, a second one-quarter of such amount released at the first anniversary of the EFFECTIVE DATE, a third one-quarter of such amount released at the second anniversary of the EFFECTIVE DATE, one-eighth (1/8) of such amount released on the third anniversary of the EFFECTIVE DATE, and the final eighth (1/8) of such amount (i.e., all remaining stock in escrow) released on the fourth anniversary of the EFFECTIVE DATE. The Company's escrow agreement shall be set up so that a Rule 83b election can be made for all the stock held in escrow prior to the Private Offering. If this License Agreement is terminated by the Company, the Company's escrow agreement shall also terminate and the stock not yet released to JHU shall be transferred to the Company. An escrow agreement in an acceptable form shall be executed by the parties

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                                       7

within thirty (30) days from the EFFECTIVE DATE of this License Agreement.

        Stock Purchase Agreements for Jef D. Boeke and Georges Natsoulis and JHU shall be executed by the respective parties and shall provide Jef D. Boeke and Georges Natsoulis and JHU the following contract rights:

        1) Company shall issue additional common stock to JHU and the Inventors (according to the allocation recited above) so that a four percent (4%) ownership position (assuming the exercise of all options and the conversion of all convertible securities) up to a Six Million Dollar ($6,000,000) capital investment and thereafter weighted average antidilution in the event Company issues additional shares (other than to Company consultants and employees for services rendered) at a purchase price lower than the highest price tendered for shares to raise the initial Six Million Dollars ($6,000,000)".

        ii) JHU and the Inventors shall also be granted a pre-emptive right to buy additional stock at the then prevailing price, to maintain its four percent (4%) ownership interest (assuming the exercise of all options and the conversion of all convertible securities).

        iii) Stock issued to JHU and the Inventors as provided above shall have the same registration rights as stock held by The Castle Group, Ltd., the current principal investor.

        4.7 The Company shall provide JHU within thirty (30) days of the end of each March, June, September and December after the EFFECTIVE DATE of this Agreement, a written report to JHU of the amount of LICENSED PRODUCTS sold, and LICENSED SERVICES sold, the total NET SALES and NET SERVICE REVENUES of such LICENSED PRODUCTS and LICENSED SERVICES, and the running royalties due to JHU as a result of NET SALES and NET SERVICE REVENUES by Company, AFFILIATED COMPANIES and sublicensees thereof. Payment of any such royalties due shall accompany such report. Until the Company, an AFFILIATED COMPANY or a sublicensee has achieved a first commercial sale of a LICENSED PRODUCT and received PLA approval, a report shall be submitted at the end of every June and December after the EFFECTIVE DATE of this Agreement and will include a full written report describing the Company's, AFFILIATED COMPANIES or sublicensee's technical efforts towards meeting the milestones in Article 6.

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        4.8     The Company shall make and retain, for a period of three (3)
years following the period of each report required by Paragraph 4.7, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Paragraph 4.7. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. The Company shall permit the inspection and copying of such records, files and books of account by JHU or its agents during regular business hours upon ten
(10) business days' written notice to the Company. Such inspection shall not be made more than once each calendar year. All costs of such inspection and copying shall be paid by JHU, provided that if any such inspection shall reveal that an error has been made in the amount equal to ten percent (10%) or more of such payment, such costs shall be borne by the Company. The Company shall include in any agreement with its AFFILIATED COMPANIES or its sublicensees which permits such party to make, use or sell the LICENSED PRODUCT(S) or provide LICENSED SERVICES, a provision requiring such party to retain records of sales of LICENSED PRODUCT(S) and records of LICENSED SERVICES and other information as required in Paragraph 4.7 and permit JHU to inspect such records as required by this Paragraph 4.8.

        4.9 In order to insure JHU the full royalty payments contemplated hereunder, the Company agrees that in the event any LICENSED PRODUCT shall be sold to an AFFILIATED COMPANY or sublicensee or to a corporation, firm or association with which Company shall have any agreement, understanding or arrangement with respect to consideration (such as, among other things, an option to purchase stock or actual stock ownership, or an arrangement involving division of profits or special rebates or allowances) the royalties to be paid hereunder for such LICENSED PRODUCTS shall be based upon the greater of: 1) the net selling price at which the purchaser of LICENSED PRODUCTS resells such product to the end user, 2) the net service revenue received from using the LICENSED PRODUCT in providing a service, 3) the fair market value of the LICENSED PRODUCT or 4) the net selling price of LICENSED PRODUCTS paid by the purchaser.

        4.10 In addition to fees received under Paragraph 4.2, Company agrees to provide the non-refundable sum of forty thousand dollars ($40,000) to JHU as research support so that Dr. Georges Natsoulis can continue to work in Dr. Boeke's laboratory at JHU until January 1, 1993. The research support will be used to support Dr. Georges Natsoulis' in vitro lab research directed to basic
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                                       9

developments of the licensed technology. The forty thousand dollar ($40,000) payment will be made by November 15, 1992. This funding will be used to cover direct and indirect costs as specified in the Grant Information Sheet included as Attachment B.

        4.11    All payments under this Agreement shall be made in U.S. Dollars.


            ARTICLE 5 -- PATENT RIGHTS AND CONFIDENTIAL INFORMATION


        5.1 JHU, at the Company's expense, shall file, prosecute and maintain all patents and patent applications specified under PATENT RIGHTS upon authorization of the Company and the Company shall be licensed thereunder. Title to all such patents and patent applications shall reside in JHU. JHU shall have full and complete control over all patent matters in connection therewith under the PATENT RIGHTS. The Company will provide payment authorization to JHU at least one (1) month before an action is due, provided that the Company has received timely notice of such action from JHU. Failure to provide authorization can be considered by JHU as a Company decision not to authorize an action. In any country where the Company elects not to have a patent application filed or to pay expenses associated with filing, prosecuting, or maintaining a patent application or patent, JHU may file, prosecute, and/or maintain a patent application or patent at its own expense and for its own exclusive benefit and the Company thereafter shall not be licensed under such patent or patent application.

        5.2 Company agrees that all packaging containing individual LICENSED PRODUCT(S) sold by Company, AFFILIATED COMPANIES and sublicensees of Company will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country's patent laws.

        5.3 If necessary, the parties will exchange information which they consider to be confidential. The recipient of such information agrees to accept the disclosure of said information which is marked as confidential at the time it is sent to the recipient, and to employ all reasonable efforts to maintain the information secret and confidential, such efforts to be no less than the degree of care employed by the recipient to preserve and safeguard its own confidential information. The information shall not be disclosed or revealed to anyone except employees of the recipient who have a need to know the information and who have entered into a secrecy agreement with the recipient under which such

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employees are required to maintain confidential the proprietary information of the recipient and such employees shall be advised by the recipient of the confidential nature of the information and that the information shall be treated accordingly. The recipient's obligations under this Paragraph 5.3 shall not extend to any part of the information:

        a. that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or


        b. that can be demonstrated, from written records to have been in the recipient's possession or readily available to the recipient from another source not under obligation of secrecy to the disclosing party prior to the disclosure; or


        c. that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient.


The obligations of this Paragraph 5.3 shall also apply to AFFILIATED COMPANIES and/or sublicensees provided such information by Company. JHU's, the Company's, AFFILIATED COMPANIES, and sublicensees' obligations under this Paragraph 5.3 shall extend until three (3) years after the termination of this Agreement.


                 ARTICLE 6 -- TERM, MILESTONES AND TERMINATION


        6.1 This Agreement shall expire in each country on the date of expiration of the last to expire patent included within PATENT RIGHTS in that country or if no patents issue seventeen (17) years from the Effective Date of this Agreement.


        6.2 This agreement shall automatically terminate if Company fails to close on at least two million dollars ($2,000,000) in equity financing by February 28, 1993 and at least a total of five million dollars ($5,000,000) in equity financing by December 31, 1993. (herein "Private Placement").



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        6.3     Company shall exercise best efforts to develop and
commercialize the LICENSED PRODUCT(S) and LICENSED SERVICE(S) using good scientific judgement. As such, Company will use delivery technology other than adeno-associated virus vectors (AAV) if dictated by good scientific judgement.

        6.4 Company will, at a minimum, allocate the following resources and personnel to the CTVI PROJECT starting in January 1993 and continuing for at least the next four (4) years:

        a. Dr. Georges Natsoulis will be retained to work full time as manager of the CTVI PROJECT. If Dr. Natsoulis is unavailable for any reason, a suitable replacement shall be found;


        b. A virologist (Ph.D. or M.D.) shall work full time on the CTVI PROJECT (Such virologist may be a recent graduate working at Company for postdoctoral work);

        c.      Two lab technicians full time on the CTVI PROJECT;

        d. Access to animal facility and tissue culture facility as necessary;

        e.      A fully equipped molecular biology laboratory; and,

        f. Access to expertise in transgenic animals and bone marrow transplantation as necessary (if that expertise is not available in-house).

        6.5 Company will utilize the above resources, using good scientific judgement, to perform the following research tasks, relating to the CTVI
PROJECT:

        a. classic transgenic mouse experiments to evaluate LICENSED PRODUCT(S) and LICENSED SERVICE(S) against murine leukemia virus in vivo;

        b.      perform bone marrow transplant experiments in an animal model;

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        c.      in vitro studies for evaluating LICENSED PRODUCT(S) and
                LICENSED SERVICE(S) against SIV or HIV; and


        d. perform in vitro studies to evaluate LICENSED PRODUCT(S) and LICENSED SERVICE(S) against one other viral system.




        6.6 Company will exercise best efforts to obtain FDA regulatory approval and will meet the following milestones for the CTVI PROJECT, by the times noted:


        a. Initiation of large animal studies, in preparation of human clinical studies for a LICENSED PRODUCT and/or LICENSED SERVICE, before December 1995.


        b. Submission to FDA of at least one clinical protocol utilizing a LICENSED PRODUCT and/or LICENSED SERVICE, before December 1996.


        c. Initiation of at least one clinical study, utilizing a LICENSED PRODUCT and/or LICENSED SERVICE, before December 1997.


        d. Obtain FDA market approval for a LICENSED PRODUCT and/or LICENSED SERVICE by December 2000.


        6.7 After NDA or PLA has been obtained from the FDA, Company shall exercise commercially reasonable efforts to market a product included in LICENSED PRODUCTS in the U.S. and worldwide, conditioned upon obtaining regulatory approval in each particular foreign nation or region. Company shall also exercise commercially reasonable efforts to develop other LICENSED PRODUCTS suitable for different indications, so that the PATENT RIGHTS can be commercialized as broadly and as speedily as good scientific and business judgement would deem possible.


        6.8 After clinical or other evidence, provided in writing by JHU or by another party, to Company, demonstrates the practicality of a particular therapeutic technique which is not being developed


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                                       13

or commercialized by Company, Company shall either provide JHU with a reasonable development plan and start development or attempt to reasonably sublicense the particular technology to a third party. If within six (6) months of such notification by JHU, Company has not initiated such development efforts or sublicensed that particular therapeutic technique, JHU may terminate this license for such particular therapeutic technique. This Paragraph 6.8 shall not be applicable if Company reasonably demonstrates to JHU that commercializing such LICENSED PRODUCT(S) or granting such a sublicense would have a potentially adverse commercial effect upon marketing or sales of the LICENSED PRODUCTS developed and being sold by Company.


        6.9 Upon breach or default of any of the terms and conditions of this Agreement, the defaulting party shall be given written notice of such default in writing and a period of sixty (60) days after receipt of such notice to correct the default or breach. If the default or breach is not corrected within said sixty (60) day period, the party not in default shall have the right to terminate this Agreement.


        6.10 Company may terminate this Agreement and the license granted herein, for any reason, upon giving JHU sixty (60) days written notice.


        6.11 Termination shall not affect JHU's right to recover unpaid royalties or fees or reimbursement for patent expenses incurred pursuant to Paragraph 4.1 prior to termination. Upon termination all rights in and to the licensed technology and improvements developed during the CTVI PROJECT by Company shall revert to JHU at no cost to JHU.


                           ARTICLE 7 -- MISCELLANEOUS


        7.1 All notices pertaining to this Agreement shall be in writing and sent certified mail, return receipt requested, to the parties at the following addresses or such other address as such party shall have furnished in writing to the other party in accordance with this Paragraph 7.1:




HWC-9363
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FOR JHU:                Dr. Francis J. Meyer
                        Assistant Dean for Technology Licensing
                        The Johns Hopkins University
                        School of Medicine
                        550 N. Broadway, 7th Floor
                        Baltimore, MD 21205

FOR AVIGEN:             John Monahan
                        President
                        Avigen, Inc.
                        c/o The Castle Group, Ltd.
                        375 Park Avenue, Suite 1501
                        New York, New York 10152

        7.2 All written progress reports, royalty and other payments, and any other related correspondence shall be in writing and sent to:

FOR JHU:                Francis J. Meyer, Ph.D.
                        Assistant Dean for Technology Licensing
                        The Johns Hopkins University
                        School of Medicine
                        550 N. Broadway, 7th floor
                        Baltimore, MD 21205

or such other addressee which JHU may designate in writing from time to time. Checks are to be made payable to "The Johns Hopkins University".

        7.3 This Agreement is binding upon and shall inure to the benefit of JHU, its successors and assignees and shall not be assignable to another party without the written consent of JHU, which consent shall not be reasonably withheld, except that the Company shall have the right to assign this Agreement to another party without the consent of JHU in the case of the sale or transfer by the Company of all, or substantially all, of its assets relating to gene therapy, to that party.

        7.4 In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement, or over any of the parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to

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                                       15

approximate as nearly as possible the intent of the parties, and if unreformable, shall be divisible and deleted in such jurisdictions; elsewhere, this agreement shall not be affected.

        7.5 The construction, performance, and execution of this Agreement shall be governed by the laws of the State of Maryland.

        7.6 The Company shall not use the name of THE JOHNS HOPKINS UNIVERSITY or THE JOHNS HOPKINS HEALTH SYSTEM or any of its constituent parts, such as the Johns Hopkins Hospital or any contraction thereof or the name of inventors of PATENT RIGHTS in any advertising, promotional, sales literature or fundraising documents without prior written consent from an officer of JHU. Such written consent shall not be unreasonably withheld by JHU when disclosure is required by SEC rules.

        7.7 JHU warrants that it has good and marketable title to its interest in the inventions claimed under PATENT RIGHTS with the exception of certain retained rights of the United States government. JHU does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 7.7, COMPANY, AFFILIATED COMPANIES AND SUBLICENSEES AGREE THAT THE PATENT RIGHTS ARE PROVIDED "AS IS", AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT(S) AND LICENSED SERVICES INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF JHU, JEF D. BOEKE AND GEORGES NATSOULIS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS' AND EXPERTS' FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT. COMPANY, AFFILIATED COMPANIES AND SUBLICENSEES

ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND SERVICE MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEES AND AFFILIATED COMPANIES WHICH IS A LICENSED PRODUCT OR LICENSED SERVICE AS DEFINED IN THIS AGREEMENT.

        7.8 JHU and the inventors of LICENSED PRODUCT(S) and LICENSED SERVICES will not, under the provisions of this Agreement or otherwise, have control over the manner in which Company or its AFFILIATED COMPANIES or its sublicensees or those operating for its account or third parties who purchase LICENSED PRODUCT(S) or LICENSED SERVICES from any of the foregoing entities, practice the inventions of LICENSED PRODUCT(S) and LICENSED SERVICES. The Company shall defend and hold JHU, The Johns Hopkins Health Systems, their present and former regents, trustees, officers, inventors of PATENT RIGHTS, agents, faculty, employees and students harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not JHU or said inventors, either jointly or severally, is named as a party defendant in any such lawsuit. Practice of the inventions covered by LICENSED PRODUCT(S) and LICENSED SERVICES, by an AFFILIATED COMPANY or an agent or a sublicensee or a third party on behalf of or for the account of the Company or by a third party who purchases LICENSED PRODUCT(S) and LICENSED SERVICES from the Company, shall be considered the Company's practice of said inventions for purposes of this Paragraph 7.8. The obligation of the Company to defend and indemnify as set out in this Paragraph 7.8 shall survive the termination of this Agreement.

        7.9 Prior to initial human testing or first commercial sale of any LICENSED PRODUCT or LICENSED SERVICE as the case may be in any particular country, the Company shall establish and maintain, in each country in which Company, an AFFILIATED COMPANY or sublicensee shall test or sell LICENSED PRODUCT(S) and LICENSED SERVICES, product liability or other appropriate insurance coverage appropriate to the risks involved in marketing LICENSED PRODUCT(S) and LICENSED SERVICES and will annually present evidence to JHU that such coverage is being maintained. Upon JHU's request, the Company will furnish JHU with a Certificate of Insurance of each product liability insurance policy obtained and agrees to increase or change the kind of insurance pertaining to the LICENSED PRODUCT(S) and LICENSED SERVICES at the request of JHU. JHU shall be listed as a named insured in Company's said insurance policies.

        7.10 JHU may publish manuscripts, abstracts or the like describing the PATENT RIGHTS and inventions contained therein provided confidential information of Company as defined in Paragraph 5.3, is not included or without first obtaining approval from the Company to include such confidential information. Otherwise, JHU and Dr. Jef D. Boeke shall be free to publish manuscripts and abstracts or the like directed to the work done at JHU related to the licensed technology without prior approval; but Dr. Jef D. Boeke will provide copies of such manuscripts and abstracts to Company prior to publication.

        7.11 This Agreement constitutes the entire understanding between the parties with respect to the obligations of the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writings, and discussions between the parties relating to said subject matter.

        7.12 This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the authorized officials of the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of any other condition or term.

        7.13 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

        7.14 Upon termination of this Agreement for any reason, Paragraphs 5.3, 6.11, 7.6, 7.7 and 7.8 and 7.9 shall survive termination of this Agreement.

        IN WITNESS WHEREOF the respective parties hereto have executed this Agreement by their duly authorized officers on the date appearing below their signatures.

THE JOHNS HOPKINS UNIVERSITY                 AVIGEN, INC.


By     /s/ David A. Blake, Ph.D.             By     /s/ John Monahan
   --------------------------------             -------------------------------
         David A. Blake, Ph.D.                        John Monahan
         Senior Associate Dean                       President & CEO

Date:       11/16/92                         Date:        12/3/92
      -----------------------------                ----------------------------

        I have read and agree to abide by the terms of this Agreement

By     /s/ Dr. Jef D. Boeke                  By    /s/ Dr. Georges Natsoulis
   --------------------------------             -------------------------------
         Dr. Jef D. Boeke                            Dr. Georges Natsoulis

Date:       11/13/92                         Date:        11/13/92
      -----------------------------                ----------------------------

                                  ATTACHMENT A

                              INVENTION AGREEMENT


        The following individuals who are employees or students of THE JOHNS HOPKINS UNIVERSITY (hereinafter "JHU") hereby agree to assign to JHU all their right and title to all inventions made by them during the course of their research at JHU that are improvements to the "Method for the Inhibition and Prevention of Viral Replication Using Fusions of a Virus Protein and a Destructive Enzyme" covered in the PATENT APPLICATION. The following individuals further acknowledge that the invention will be licensed pursuant to the JHU/Avigen License Agreement and that they will only participate in the running royalties if received for their invention as allocated pursuant to University policy, but will not participate in equity provided to JHU or Drs. Boeke or Natsoulis under the JHU/Avigen License Agreement.


Signature:  /s/ PARTHA SESHAIA         Signature:  /s/ MITA MUKHERJEE
           --------------------------             ----------------------------

Name:          Partha Seshaia          Name:            Mita Mukherjee
           --------------------------             ----------------------------

Title:         Research Technician     Title:          Graduate student
           --------------------------             ----------------------------

Date:               9/9/92             Date:                9/9/92
           --------------------------             ----------------------------

Signature:                             Signature:
           --------------------------             -----------------------------

Name:                                  Name:
           --------------------------             -----------------------------

Title:                                 Title:
           --------------------------             -----------------------------

Date:      --------------------------  Date:      -----------------------------

Signature:                             Signature:
           --------------------------             -----------------------------

Name:                                  Name:
           --------------------------             -----------------------------

Title:                                 Title:
           --------------------------             -----------------------------

Date:      --------------------------  Date:      -----------------------------

Signature:                             Signature:
           --------------------------             -----------------------------

Name:                                  Name:
           --------------------------             -----------------------------

Title:                                 Title:
           --------------------------             -----------------------------

Date:      --------------------------  Date:      -----------------------------

                          THE JOHNS HOPKINS UNIVERSITY        -----------------
                               INFORMATION SHEET
                      For Grant and Contract Applications     -----------------

To be submitted with all grant and contract applications to the Divisional Sponsored Projects Office at least five (5) working days prior to the date the original must be filed and/or submission to sponsor.

                                  ATTACHMENT B
- -------------------------------------------------------------------------------
Principal         Dept. of Primary        Division of Dept.        Tel. Ext.
Investigator      Appointment

Jef Boeke         Mol. Biol. & Genetics                             5/2481
- -------------------------------------------------------------------------------
Co-principal      Dept. of Primary        Division of Dept.        Tel. Ext.
Investigator      Appointment


- -------------------------------------------------------------------------------
Application to: (Sponsor)                 Date Due at Sponsor's Office

    Avigen, Inc.                             August 25, 1992
- -------------------------------------------------------------------------------

                                                                             Direct $        Indirect $        Total $
First budget year covered by this application: From  9/01/92 to 08/31/93     23,256          16,744            40,000
                                                                             ---------       ----------        ----------
Total period covered by this application:      From          to
                                                    --/--/--    --/--/--     ---------       ----------        ----------

Proposal/?FP or Sponsor ID Number                          IDC Rate(s)    72%
                                  -----------------------             ---------

Where will the project be performed? (All performance sites, i.e., institution,
building, room number)  /X/ On-Campus     / / Off-Campus

    614 PCTB
- -------------------------------------------------------------------------------
Title of Project:

    CTVI - Capsid Targeted Viral Inactivation

=================================================================================================================================
Type of Application (Check one item on each line)

/ / Grant               / / Contract                    / / Co-Op Agr.              / / Subcontract  Sponsored research agreement

/X/ New                 / / Renewal                     / / Supplement              / / Continuation            / / Revision

/ / Organized Research  / / Instruction/Dept. Research  /X/ Other Sponsored Research Agreement
=================================================================================================================================

Will project involve or require any of the following: (if yes for any items, complete corresponding terms on next page)

       No
/ /    /X/  1.   Use of live, vertebrate animals? (If yes, attach relevant
                 animal portions of your application)

/ /   /X/   2.   Organisms pathogenic to humans requiring safety practices, equipment and facilities at Biosafety Level II and above
                 (e.g., HIV, HVB, TB, legionella, CMV, shigella, olc etc.)

/X/   / /   3.   Hazardous and highly toxic chemicals (e.g., carcinogens,
                 mutagens, chemicals with permissible exposure level of less than 10 parts/million TWA)?

/X/   / /   4.   Use of radioactive materials?

/ /   /X/   5.   Use of human subjects, discarded human tissue, serum, etc., medical records or personal data?

/X/   / /   6.   Use of recombinant DNA?

/X/   / /   7.   AIDS or AIDS-related research?

/X/   / /   8.   Cancer-related research?

/ /   /X/   9.   Percent of salaries requested less than percent of effort
                 committed?

/ /   /X/   10.  Personnel from other than department submitting this
                 application?

/ /   /X/   11.  Subcontracted effort to other organizations?

/ /   /X/   12.  Additional space in any project location?

/ /   /X/   13.  Alterations, renovations, additional electric or plumbing services, etc.?

/X/   / /   14.  Does any participating investigator have an equity interest
                 (e.g., own or control stock) in the sponsor, collaborating organization(s), or other organization(s) having financial interest in products or services which are a subject of the proposed project? Does any participating investigator have a consultant relationship with any of the above?

===============================================================================
Special Comments:

- -------------------------------------------------------------------------------
Principal Investigator    Date       Department Director/Chairman      Date

Jef Boeke                 8/21/92    Thomas Kelly                      8/21/92
- -------------------------------------------------------------------------------
Administrator             Date       Doarls Office use only            Date
Gerry Hunsicker           8/21/92    HJ
- -------------------------------------------------------------------------------
Telephone number to be called when application is approved?   Gerry 2595
                                                            ---------------
                                                                      Nov. 3/89

             DETAIL RELATING TO CORRESPONDING ITEMS ON REVERSE SIDE

  Animal Care and Use Committee approval of Protocol                  / / Yes   / / No    Grant (Hyg. only)    / / Yes    / / No
  List Senior P.I., Protocol numbers and approval date(s):

  ----------------------------------------------------------------------------------------------------------------------------------

  Attach a copy of any pending protocol forms.

  Approved by Office of Safety and Environmental Health (OSEH)?               / / Yes     Number or date of approval
                                                                              / / No      (Call OSEH, 955-5918)      ---------------

  Approved by Office of Safety and Environmental Health (OSEH)?               / / Yes     Number or date of approval       5/18/89
                                                                              / / No      (Call OSEH, 955-5910)     ----------------

  Has Radiation Safety Office approved?                                       / / Yes     Authorization number           469
                                                                              / / No      (Contact Radiation -----------------------
                                                                                          Safety Office, 955-3710)

  Has Cognizant Human Subjects Committee approved?                            / / Yes     DPH No. (Medicine only)
                                                                                          or date of approval
                                                                                                              ----------------------
                                                                              / / No      Date of submission
                                                                                                              ----------------------
                                                                              / / Exempt  Exemption No. claimed
                                                                                                                --------------------

  Senior P.I. on Protocol:
                           ---------------------------------------------------------------------------------------------------------

  Has Recombinant DNA Committee approved?                                     / / Yes      Number or date of approval D8902020103-
                                                                                                                        8/4/92
                                                                              / / No       (Contact OSEH, 955-5910) ----------------

  No additional response necessary.

  No additional response necessary.

  Explain why and indicate account(s) to be charged for the difference between time committed and salary requested.


  ----------------------------------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------------------------

0.                                                                                                Salary confirmed with dept. budget
    Name(s)                               % Effort              Dept. or Division                 office. Person approving

    -----------------------------------   -------------------   -------------------------------   ----------------------------------

    -----------------------------------   -------------------   -------------------------------   ----------------------------------

    -----------------------------------   -------------------   -------------------------------   ----------------------------------

    -----------------------------------   -------------------   -------------------------------   ----------------------------------

1.  Costs must be budgeted under "Contractual" category. Are proposed subcontract budget and      / / Yes     / / No
    lender of intent attached?

2.  Location of additional space?
                                  --------------------------------------------------------------------------------------------------

    Attach documentation of institutional approval for additional space.

3.  Location of allocation, etc.?
                                 ---------------------------------------------------------------------------------------------------

    Attach copy of facility office cost estimate.

    Are costs included in proposed budget? (if no, explain)
                                                             -----------------------------------------------------------------------

    --------------------------------------------------------------------------------------------------------------------------------

4.  If yes, please explain: Jef Boeke and JHU are currently negotiating a deal with Avigen that will involve both equity and a
                            --------------------------------------------------------------------------------------------------------
                            consulting agreement. This has already been approved by the Conflict of Interest Committee Meeting
                            --------------------------------------------------------------------------------------------------------
                            of 8/10/92
                            --------------------------------------------------------------------------------------------------------

                         AMENDMENT TO LICENSE AGREEMENT


        This Amendment is effective as of the 21st day of March, 1996 ("Effective Date") by and between Avigen, Inc., a Delaware corporation (the "Company") and The Johns Hopkins University, a Maryland corporation ("JHU").

                                   WITNESSETH

        WHEREAS, the parties hereto have entered into a License Agreement, dated November 23, 1992 (hereinafter the "License Agreement"); and

        WHEREAS, the parties desire to waive and modify certain milestone provisions under Article 6 and certain pre-emptive rights contained in Article 4 of the License Agreement.

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is acknowledged by the parties, the parties hereby agree as follows:

        1. Section 4.6 ii), is hereby amended to read in its entirety as follows:

        "ii). JHU and the Investors shall also be granted a pre-emptive right to buy additional common stock of the Company at the then prevailing market price in order to maintain its percentage ownership on a fully diluted, fully converted basis. Notwithstanding anything herein, this pre-emptive right shall terminate upon the closing of the Company's initial public offering."

        2. Section 6.2 of the License Agreement is hereby deleted in its entirety.

        3.  Section 6.6 is hereby amended to read in its entirety as follows:

        "6.6 Company will exercise best efforts to obtain FDA regulatory approval for the CTVI PROJECT and will, in any case, meet the following development milestones:

                a. Initiation of large animal studies, in preparation of human clinical studies for a LICENSED PRODUCT and/or LICENSED SERVICE, before December 31, 1997.

                b. Submission to the FDA of at least one clinical protocol utilizing a LICENSED PRODUCT and/or LICENSED SERVICE, before December 31, 1998.

                c. Initiation of at least one clinical study, utilizing a LICENSED PRODUCT and/or LICENSED SERVICE, before December 31, 1999.

                d. Obtain FDA market approval for a LICENSED PRODUCT and/or LICENSED SERVICE, before December 31, 2002."

        4. JHU hereby waives any default occurring prior to the date hereof and arising out the failure to achieve the milestones set forth in Section 6.2 or Section 6.6(a).

        5. JHU and each of the Investors hereby waives any default arising out of the failure to comply with Section 4.6 ii), together with any rights to purchase Common Stock pursuant to Section 4.6 ii), arising prior to the date hereof or in connection with the Company's Series D Preferred Stock financing, 1996 bridge financing and initial public offering.

        IN WITNESS WHEREOF, the parties have each caused this Amendment to License Agreement to be signed and delivered by their duly authorized representatives as of the date first written above.



AVIGEN, INC.                               THE JOHNS HOPKINS UNIVERSITY



By:                                        By: /s/ David Blake   4/3/96
    -------------------------                  -------------------------------

Title:                                     Title: Executive Vice Dean
      -----------------------                     ----------------------------




/s/ Dr. Jef D. Boeke   4/3/96
- -----------------------------              ----------------------------------
Dr. Jef D. Boeke                           Dr. Georges Natsoulis







21079909
040296                                 2

                           [JOHNS HOPKINS LETTERHEAD]

                               BUDGET FOR AVIGEN

Jef Boeke
Salary & Fringe Benefits      $12,096
  for G. Natsoulis
Supplies                       11,160
Total Direct Costs             23,256
Indirect Cost @ 72%            16,744
                              -------
Total Costs                   $40,000